Certification of Form N-Q



We, the undersigned, hereby certify, based on our knowledge, that:

1. We have reviewed this report on Form N-Q;

2. This report does not contain any untrue statement of a material fact;

3. The schedule of investements included fairly present in all material respects the investements of the Bruce
Fund, Inc. as of the end of the quarter;

4. We are responsible for establishing and maintaining disclosure controls and procedures and have:

(a) Designed such procedures to ensure compliance;

(b) Evaluated the effectiveness of such procedures and presented in this report our conclusions within the last
90 days.

5. We have disclosed to our auditors:

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting.

(b) Any fraud of those who have a significant role in the Bruce Fund, Inc.'s internal control over financial reporting.





Date: September 30, 2004

Name: /s/  Robert B. Bruce
	 Robert B. Bruce
Title: Chairman, Chief Compliance Officer, President

Name: /s/  R. Jeffrey Bruce
	 R. Jeffrey Bruce
Title: Secretary